FOR IMMEDIATE RELEASE Contact: Tejal Engman, WashREIT Phone: 202-774-3253 E-Mail: tengman@washreit.com WASHREIT TO ACQUIRE VALUE-ADD MULTIFAMILY PORTFOLIO IN THE WASHINGTON METRO REGION Washington, DC, April 2, 2019 — WashREIT (NYSE: WRE), a leading owner of commercial and multifamily properties in the Washington, DC area, has entered into a definitive agreement to purchase a 2,113 unit multifamily portfolio for approximately $461 million. The portfolio consists of seven suburban Class B apartment communities in northern Virginia and Montgomery County, Maryland. The Company plans to sell select commercial assets to fund the acquisition and will provide further information upon closing the asset sales. “We are expanding our multifamily portfolio to serve the fast-growing cohort of renters - aging millennials - who can’t afford home ownership or urban infill rents and are drawn to well-located, Class B suburban multifamily with its larger living spaces and excellent community services,” said Paul McDermott, President and CEO of WashREIT. “Moreover, our research indicates the 35-44 year old renter cohort is expected to grow significantly over the next five years, while supply is expected to remain in check in the suburbs and development is solidly focused on the urban core, thereby creating strong fundamentals for suburban Class B multifamily product.” The multifamily portfolio consists of garden-style apartments located at 205 Century Place, Alexandria, VA; 13690 Legacy Circle, Herndon, VA; 2511 Farmcrest Drive, Herndon, VA; 10519 Lariat Lane, Manassas, VA; 86 Heritage Way, NE, Leesburg, VA; 2 Observation Court, Germantown, MD and 99 Watkins Mill Road, Gaithersburg, MD. The portfolio is approximately 95% occupied and well-located in close proximity to major regional highways that provide excellent access to prime employment concentrations throughout the Washington region including: downtown Washington, DC; Crystal City/Pentagon City; the Rosslyn-Ballston Corridor; Tysons; Reston/Herndon; Route 28 South; Alexandria and the I-270 Corridor. The majority of the portfolio is Metro-accessible or will be upon completion of the Silver Line in 2020. The Company expects to implement appropriately scoped, value-add unit renovations across most of the acquired portfolio and to grow rents by upgrading these well-located, accessible and desirable communities. washreit.com 1775 I Street, NW, Suite 1000 NYSE: WRE Washington, DC 20006 +1 202 774 3200

WashREIT expects to close the acquisition in the second quarter of 2019, potentially in multiple closings, each subject to due diligence and the satisfaction of customary closing conditions. Dispositions are expected to close primarily in the third quarter. The Company has term loan commitments from members of its bank group to provide interim funding prior to completing the expected asset sales. Following the asset sales, WashREIT expects to update its 2019 Core FFO guidance along with the underlying guidance assumptions. This purchase will grow the Company’s multifamily unit count by 50% to approximately 6,400 units and make WashREIT one of the largest owners and operators of value-add multifamily in the Washington Metro region. Please refer to the presentation titled “Growing Value-Add Multifamily” located in the investor section of the Company’s website for additional details. WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise, and ambition, we create value by transforming insights into strategy and strategy into action. Our current portfolio of 48 properties includes more than 6.1 million square feet of commercial space and more than 4,268 multifamily apartment units. Our shares trade on the NYSE and our company currently had an enterprise value of more than $3 billion as of December 31, 2018. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation’s most competitive real estate markets. Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Washington REIT to be materially different from future results, performance or achievements expressed or implied by such forward- looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk of failure to complete contemplated acquisitions and dispositions; the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use washreit.com 1775 I Street, NW, Suite 1000 NYSE: WRE Washington, DC 20006 +1 202 774 3200

of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to ecommerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors or risk factors to reflect new information, future events, or otherwise. ### washreit.com 1775 I Street, NW, Suite 1000 NYSE: WRE Washington, DC 20006 +1 202 774 3200